Exhibit 10.203
THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF (THE “CONVERSION SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS NOTE OR CONVERSION SHARES OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.
THE IMMUNE RESPONSE CORPORATION
8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$	February , 2006
(Principal Amount)
     THE IMMUNE RESPONSE CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of                     (the “Holder”), on January 1, 2008 (the “Maturity Date”), the principal sum of                      Dollars (US $                    ), together with interest at the rate of Eight Percent (8%) per annum (calculated daily on the basis of a 360-day year and actual calendar days elapsed) from the date hereof until the entire principal and accrued interest thereon shall become paid or otherwise satisfied, subject to earlier conversion as set forth below.
     This Note is one of a series of duly authorized secured convertible promissory notes of like tenor and ranking (the “Bridge Notes”) made by the Company limited in aggregate principal amount to Five Million ($5,000,000) Dollars (the “Offering”) and is being issued as part of a private placement by the Company pursuant to the terms of a Confidential Private Placement Memorandum dated February 9, 2006 and a certain Subscription Agreement by and between the Company and the Holder (the “Subscription Agreement”).
     The obligations of the Company under this Note and the other Bridge Notes are secured by the grant of a security interest in all of the assets of the Company pursuant to the terms of a certain Security Agreement dated as of February 9, 2006 (the “Security Agreement”), by the Company in favor of Hudson Asset Partners, LLC, a Delaware limited liability company (the “Agent”), as agent of the initial Holder of this Note, the holders of the other Bridge Notes and Qubit Holdings, LLC (“Qubit”). Such security interest shall rank pari passu with the security interests in the Company’s assets granted by the Company in favor of Cheshire Associates LLC (“Cheshire”), in connection with its certain mortgage note issued by the Company in April 2005 in the original principal amount of $5,740,928 (the “Cheshire Note”), and Cornell Capital Partners, L.P. (“Cornell” and, collectively with Cheshire, the “Existing Secured Parties”), in connection with its certain debenture issued by the Company in August 2005 in the original principal amount of $1,000,000 (the “Cornell Debenture”), and Qubit, in connection with its certain note issued by the Company on

February 9, 2006 in the original principal amount of $250,000 (the “Qubit Note”), pursuant to the terms of an Intercreditor Agreement dated as of February 9, 2006 (the “Intercreditor Agreement”) by and among the Company and the Existing Secured Parties in favor of the Agent, as agent of the initial Holder of this Note, the holders of the other Bridge Notes and Qubit. In addition, the obligations of the Company under this Note and the other Bridge Notes are being further supported pursuant to a Limited Recourse Interest Agreement dated as of February 9, 2006 (the “Limited Recourse Interest Agreement”) by Spencer Trask Intellectual Capital Company, LLC in favor of the Agent, as agent of the initial Holder of this Note and the holders of the other Bridge Notes; provided, however, that Bridge Notes issued after the aggregate principal amount of $5,000,000 has been reached will not be entitled to the benefits if the Limited Recourse Interest Agreement.
     All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company, and, in absence of any designation, shall be paid to the Holder at its address set forth in the Holder’s Subscription Agreement and shall be credited first to the accrued interest then due and payable and the remainder applied to principal. If any payment hereunder falls due on a Saturday, Sunday or legal holiday, it shall be payable on the next succeeding business day and such additional time shall be included in the computation of interest.
     1. Interest. Interest shall accrue on the principal amount from the date of issuance and be paid on the Maturity Date, subject to earlier conversion as set forth herein.
     2. Conversion.
          2.1 Optional Conversion. The Holder may convert the entire unpaid principal amount of this Note and any accrued interest thereon into Common Stock at any time in whole or from time to time in part commencing on the date on which the Company files with the Secretary of State of the State of Delaware an amendment to its certificate of incorporation increasing its authorized shares of Common Stock to an amount sufficient to allow for conversion of this Note and terminating at 5:00 PM, New York Time, on the Maturity Date (the “Conversion Period”).
          2.2 Mandatory Conversion. The entire unpaid principal amount of this Note and any accrued interest thereon shall be convertible, at the option of the Company (“Company Mandated Conversion”), into Common Stock at any time on or after (i) the later of (x) the date that is six months after the date hereof or (y) the date on which a registration statement filed with the Securities and Exchange Commission (the “SEC”) registering (either for initial issuance or for resale) the shares of Common Stock underlying this Note shall have been declared effective by the SEC and (ii) a Certificate of Amendment to the Company’s Certificate of Incorporation has been filed with the Delaware Secretary of State, increasing the authorized number of shares of Common Stock to a number sufficient to permit the reservation of all shares of Common Stock into which all the Notes are convertible; provided, however, that such conversion shall only be permitted if (A) the closing price of the Common Stock on the principal exchange or market on which it is then traded has equaled or exceeded $0.10 per share for the 10 of 15 consecutive trading days immediately preceding the date of the proposed Company Mandatory Conversion and (ii) the trading volume of the Common Stock during such period has equaled or exceeded two (2%) percent of the public float for 10 of the same 15 consecutive trading days in which such closing price of the Common Stock equaled or exceeded $0.10 per share. If such election is made, the Company shall provide written notice of the Company Mandated Conversion to the Holder within five (5) business days of such determination (“Company Mandated Conversion Notice”) by mailing, by first class mail, postage prepaid, a copy of such notice to the Holder.
          2.3 Conversion Price. The conversion price (the “Conversion Price”) shall initially be Two Cents ($.02) per share of Common Stock.
          2.4 Method of Conversion. The Holder, at its option, may exercise its conversion right in whole or in part at any time during the Conversion Period by completing and executing the Notice of Conversion attached to this Note as Attachment I. The Notice of Conversion, together with this Note, must be received by the Company on or prior to the termination of the Conversion Period. To the extent that this Note is converted in part, the Company shall execute and deliver to the Holder a new note identical to this Note except that the principal amount of the new note shall be equal to the portion of the unpaid principal amount of this Note not converted. In lieu of issuing a fractional share upon conversion, the Holder will receive the next highest whole number of shares. The Company shall, or instruct its transfer agent to, issue and deliver certificates for the shares of Common Stock issuable upon conversion within three (3) business days after receipt of the Notice of Conversion. Delivery by the Company of a Company Mandated Conversion Notice in the case of a Company Mandated Conversion, when all conditions have been satisfied, shall have the same effect as cancellation of the original Note.
          2.5 Anti-dilution.
          (a) Change in Capitalization. In case of any stock split (forward or reverse), stock dividend or similar transaction prior to the date of a conversion (the “Conversion Date”) which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors of the Company to the applicable Conversion Price.
          (b) Reclassification. In case of any reclassification, capital reorganization or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend covered by Section 2.5(a)), at any time prior to the Conversion Date, then, as a condition of such reclassification, reorganization or change, a lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right to receive upon conversion (instead of the original number and type of conversion securities, into which, in fact, this Note would then no longer be convertible) the kind and amount of shares of Common Stock and other securities (the “Conversion Shares”) and property receivable upon such reclassification, reorganization or change, and a change in the Conversion Price, if necessary, that a holder of Common Stock owning the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization or change would be entitled to. In any such case appropriate provisions shall be made in order to respect the rights and interests of the Holder under this Note.
          (c) Consolidation, Merger and Sale of Assets. In the event of any consolidation of the Company with or a merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, whereby (i) the surviving entity is a publicly traded company, and (ii) the consideration to be received by the holders of the Common Stock includes publicly traded equity securities in the surviving entity or parent corporation, the Company agrees that a condition of such transaction will be that the successor or purchasing corporation, as the case may be, shall assume the obligations of the Company hereunder in writing. In the case of any such consolidation, merger or sale or conveyance, the Holder shall have the right, until the payment of the entire principal amount of the Notes and any accrued interest thereon (subject to the right of the Holder to convert), upon conversion at the applicable Conversion Price in effect immediately prior to such action, to receive (instead of the original number and type of conversion securities, into which, in fact, this Note would no longer be convertible) the kind and amount of shares and other securities and/or property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had this Note been converted immediately prior to such action, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this Section 2.5(c) shall similarly apply to successive consolidations, mergers, sales or conveyances.
          (d) Non-Public Successor. In the event of any consolidation of the Company with or a merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, whereby (i) the surviving entity is a non-publicly traded company, or (ii) the consideration to be received by the Common Stock holders does not include any publicly traded equity securities in the surviving entity or its parent corporation, the Company agrees that a condition of such transaction will be that the Company shall mail to the Holder at the earliest applicable time (and, in any event not less than ten (10) days before any record date for determining the persons entitled to receive the consideration payable in such transaction) written notice of such record date. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price of and the kind and amount of Conversion Shares and other securities and property deliverable upon conversion of this Note. Upon the closing of the transaction referenced in the foregoing notice, the right of conversion of this Note, shall terminate.
          (e) Exchanges and Distributions With Respect to Common Stock. If the Company shall exchange for its Common Stock or distribute with respect to its Common Stock other securities issued by it, the Company shall give notice thereof to the Holder, and the Holder shall have the right thereafter to convert the Note for (instead of the original number and type of conversion securities, into which, in fact, this Note would no longer be convertible) the kind and amount of shares of stock and other securities retained or received by a holder of the number of shares of Common Stock into which the Note might have been converted immediately prior to such exchange or distribution, subject to adjustment as provided hereinabove.
          (f) Officer’s Certificate. Whenever the applicable Conversion Price or the number or type of Conversion Shares is adjusted, the Company shall promptly mail to the Holder a notice of adjustment. The notice of adjustment shall include a brief statement of the facts requiring the adjustment and the manner of computing it, and shall be certified by the chief financial officer of the Company. The determination of the adjustment shall be made by the Company in its sole discretion and shall be final and binding upon the Holder.
          2.6 Taxes on Conversion. If the Holder converts the Note as described hereunder, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder’s name.
     3. Seniority.
          3.1 Ranking. The Holder’s security interest in the collateral securing the indebtedness evidenced by this Note and the payment of the principal thereof shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all other security interests in such collateral securing other indebtedness of the Company, now outstanding or hereinafter incurred, except the other Bridge Notes, the Qubit Note, the Cheshire Note and the Cornell Debenture. Pursuant to the Intercreditor Agreement, the right to receive payment on this Note shall rank equally with the other Bridge Notes, the Qubit Note, the Cheshire Note and the Cornell Debenture. “Senior,” as used herein, shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note (after giving effect to “cure” provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on this Note, the Bridge Notes, the Qubit Note, the Cheshire Note and the Cornell Debenture from such collateral will first be paid, with interest, if any, before any payment from such collateral is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character from such collateral which shall be made in respect of any other indebtedness of the Company, shall be paid over to the Holder, the holders of the other Bridge Notes, the holder of the Qubit Note, the holder of the Cheshire Note and the holder of the Cornell Debenture for application to the payment thereof on a pari passu basis based on all amounts outstanding under this Note, the Bridge Notes, the Qubit Note, the Cheshire Note and the Cornell Debenture, unless and until the obligations under this Notes, the Bridge Notes, the Qubit Note, the Cheshire Note and the Cornell Debenture (which shall mean the principal and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under such notes and debenture) shall have been paid and satisfied in full.
          3.2 Restriction of Indebtedness. The Company shall not incur or guaranty any indebtedness that would be senior, or grant any security interest that would be senior, to this Note, other than the Bridge Notes, the Qubit Note, the Cheshire Note and the Cornell Debenture.
          3.3 Payment of Junior Indebtedness. Until an Event of Default, nothing contained in this Note shall be deemed to preclude or prohibit the Company from making any required payment of principal or interest on any debt.
     4. Covenants of the Company. The Company agrees and covenants that, until such time as this Note has been paid in full, the Company will comply with the following covenants:
          4.1 Payment of Principal and Interest. The Company shall duly and punctually pay the principal of and interest on this Note in accordance with the terms of this Note.
          4.2 Maintenance of Office or Agency. The Company shall maintain an office in the State of California and/or New York where this Note may be presented or surrendered for payment, where this Note may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of this Note may be served. The Company will give prompt written notice to the Holder of the location, and of any change in the location, of such office.

          4.3 Maintenance of Books and Records. The Company shall, and shall cause any subsidiary to, keep true books and records in which full and correct entries will be made of all its business transactions, in accordance with sound business practices, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principals.
          4.4 Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchise; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holder.
          4.5 Compliance. The Company shall timely comply with the filing requirements of the SEC and the Over the Counter Bulletin Board or other market on which the Common Stock is then traded, if applicable, with respect to its obligations to file periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          4.6 Financial Statements and Information. The Company will mail or deliver to the Holder:
          (a) Quarterly Statements. Within sixty (60) days after the close of each of the three interim quarterly accounting periods of the Company, an unaudited balance sheet of the Company as of the end of such period and the related statements of operations, stockholders’ equity and changes in the financial position for such period.
          (b) Annual Statements. Within one hundred and twenty (120) days after the close of the fiscal year of the Company, an audited balance sheet of the Company as of the end of the year and the related statements of operations, stockholders’ equity and changes in financial position for the periods then ended.
          (c) Other Statements, Etc. Copies of all such financial statements, reports and proxy statements as the Company shall send to or make available to its stockholders or which it shall file with the Commission.
          (d) Compliance. So long as the Company is registered under the Exchange Act, the obligations under Sections 4.6(a) and (b) shall be satisfied by the filing on the Commission’s EDGAR system of the Company’s Quarterly Report on Form 10-Q for the quarter then ended and the Annual Report on Form 10-K for the fiscal year then ended.
          4.7 Common Stock Issuable upon Conversion.
          (a) The Company covenants that all Conversion Shares which may be issued upon conversion of this Note shall, upon issuance, be fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, except restrictions on resale or other transfer imposed under the Securities Act of 1933, as amended, and the Company’s by-laws and certificate of incorporation, and as may be hereafter amended or restated.

          (b) The Company covenants that as soon as practicable after the final closing of the Offering pursuant to which this Note is being issued, the Company shall cause a special meeting of its stockholders to be held for the purpose of amending the Company’s certificate of incorporation to increase the Company’s authorized Common Stock, and upon obtaining such approval it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the shares of Common Stock or other Conversion Shares upon conversion of the Notes as required hereunder, the number of shares of Common Stock or other Conversion Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note (taking into account the adjustments set forth in Section 2.5 hereof, free from preemptive rights or any other contingent purchase rights of persons other than the Holder.
          4.8 Restriction on Payment of Dividends and Stock Repurchases. The Company may not, directly or indirectly, (i) declare or pay any dividend on, or make any distribution to its stockholders of, any shares of its Common Stock, or (ii) purchase, redeem or otherwise acquire or retire for value any shares of outstanding Common Stock, without the consent of the Requisite Holders (as hereinafter defined) as of the date of such consent, which shall not be unreasonably withheld or delayed. As used in this Note, the term “Requisite Holders” means the holders of a majority of the aggregate outstanding principal amount of this Note, the other Bridge Notes and the Qubit Note.
          4.9 Taxes. The Company shall, and cause any subsidiary to, pay prior to delinquency all taxes, assessments and governmental levies, federal, state and provincial or local, except as contested in good faith and by appropriate proceedings.
          4.10 Incurring Certain Additional Indebtedness. Unless otherwise agreed to in writing by the Requisite Holders, the Company shall not issue any debt securities which provide that such securities shall rank senior to this Note and the other Bridge Notes, except to the extent permitted in Section 3.2 hereof.
          4.11 Insurance. The Company shall (i) keep all of its properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, and (ii) maintain adequate insurance at all times with responsible insurance carriers against liability on account of damage or injury to persons and property including from product liability and under all applicable workmen’s compensation laws.
     5. Events of Default; Remedies.
          5.1 Events of Default. “Event of Default,” wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (a) the Company shall fail to pay any amounts owed hereunder as required by the terms of this Note within five (5) business days after such payment becomes due and payable whether at its maturity or otherwise; or

          (b) the Company shall fail to perform or observe or otherwise breach any covenant, agreement or provision to be performed or observed by the Company under this Note (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of ten (10) days after notice of such failure or breach had been received by the Company; or
          (c) an event of default shall have occurred and be continuing in any of the other Bridge Notes, the Qubit Note, the Cheshire Note or the Cornell Debenture; or
          (d) the entry of a decree or order by a court of competent jurisdiction adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the federal bankruptcy laws or any other applicable act, law or statute of the United States or any state, district or territory thereof, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or
          (e) the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal bankruptcy laws or any other applicable act, law or statute of the United States or any state, district or territory thereof, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or
          (f) the Company shall have entered against it a final judgment by a court of competent jurisdiction which, if satisfied, would have a material adverse effect on the financial condition of the Company, and the same shall remain undischarged for a period of twenty (20) days during which execution shall not be effectively stayed or bonded; or
          (g) the Company shall be in default in the payment in excess of Fifty Thousand Dollars ($50,000) of money borrowed in one or more transactions (excluding money borrowed under the Bridge Notes, the Cheshire Note or the Cornell Debenture which is covered by Section 5.1(c) hereof), the lender(s) thereof shall have declared the amount in default and such default shall not have been cured or contested in good faith for a period of twenty (20) days after such declaration; or
          (h) the Company shall fail to perform or observe or otherwise breach, in any material respect, any covenant, agreement or provision to be performed or observed by it under the Security Agreement or the Intercreditor Agreement, and such failure shall not be rectified or cured within ten (10) days after written notice of such failure or breach has been received by the Company; or
          (i) if the Company shall suspend its operations and such suspension shall remain in effect for a continuous period exceeding thirty (30) days; or

          (j) any representation or warranty of the Company made to the Holder in, pursuant to or in connection with this Note, the Subscription Agreement, the Security Agreement or the Intercreditor Agreement, shall be false in any material respect on the date as of which it was made and such breach shall not be rectified or cured within ten (10) days after written notice thereof by any Holder to the Company; or
          (k) if after 75 days from the final closing of the Offering of which this Note is a part, the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available for issuance upon any conversion of the Note.
          5.2 Enforcement of Remedies. In case an Event of Default (other than an Event of Default described in Section 5.1(d) and 5.1(e) hereof) has occurred and is continuing, the Agent, or its successor, as agent on behalf of the Holder and the holders of the other Bridge Notes, acting upon the direction of the Requisite Holders by written notice to the Company, may declare the principal amount of this Note, plus accrued interest, to be immediately due and payable, and upon any such declaration such principal and accrued interest shall become due and payable immediately without presentation, protest, further demand or notice of any kind, all of which are hereby expressly waived by the Company and all endorsers of this Note. In case an Event of Default described in Sections 5.1(d) or 5.1(e) above occurs, such amounts will become due and payable without any declaration or any act on the part of the Agent or the Holder and the Company and all endorsers of this Note hereby expressly waive presentment for payment, protest, further demand or notice of any kind.
          5.3 Notice to Holders of Record. If a Holder of any of the other Notes shall demand payment thereof or take any other action of which the Company shall have actual knowledge in respect of an alleged default or Event of Default, the Company will promptly give written notice, specifying such action and nature of the alleged default or Event of Default, to the Holder.
          5.4 Waiver by Company. To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision might be applicable to any sale made under the judgment, order or decree of any court or otherwise, based on this Note or any claim for interest on this Note or under the Security Agreement or any foreclosure thereunder.
          5.5 Modifications and Waivers. No course of dealing between the Company and the Holder and no delay on the part of the Holder or the Agent in exercising any of the Holder’s rights under this Note shall operate as a waiver of the rights of the Holder under this Note. Any provision of this Note and the other Bridge Notes to the contrary notwithstanding, changes in or additions to this Note and the other Bridge Notes may be made, and compliance with any term, covenant, condition or provision set forth in this Note or the other Bridge Notes may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), and any default or Event of Default and the consequences thereof may be waived, by a consent or consents in writing signed by the Company and the Requisite Holders; provided, however, that (i) the Company shall deliver copies of the form of such consent or consents to the Holder or any other holder of the Bridge Notes if the Holder or such other holder did not execute the same; (ii) no such consent shall be effective to reduce the principal of or rate of interest payable on this Note without the consent of the Holder if this Note is so affected; (iii) no such consent shall be effective to change the percentage of principal amount of this Note, the other Bridge Notes and the Qubit Note the consent of the holders of which is required under this Section 5.5; and (iv) no such consent shall extend to or impair any obligation not expressly waived or impair any right consequent thereon. Any consent may be given subject to satisfaction of conditions stated therein. A waiver on any occasion shall not be construed as a bar to or a waiver of any such right or remedy on any future occasion.
          5.6 Cost and Expense of Collection. The Company and all endorsers of this Note will, to the extent permitted under applicable law, pay to the Holder all reasonable costs and expenses of collection and enforcement of this Note, including, without limitation, reasonable fees and expenses of the attorneys of the Holder.
     6. Lost Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such Note.
     7. Miscellaneous Provisions.
          7.1 Benefits. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its heirs, administrators and permitted assigns and transferees.
          7.2 Notices. All communications provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes if delivered in person, or three (3) business days after being sent by certified or registered mail, postage and charges prepaid, or one (1) business day after being sent by recognized overnight courier, to the following addresses: if to the Company, at its office, 5931 Darwin Court, Carlsbad, California, 92008; Attention: President, or to the Holder at its address set forth in its Subscription Agreement, or at any other address duly designated by the Company or the Holder to the other.
          7.3 Entire Agreement. This Note, together with the Subscription Agreement, the Security Agreement and the Intercreditor Agreement, sets forth the entire agreement between the Company and the Holder with respect to the subject matter contained herein. If there is a conflict between the provisions in this Note and the provisions of the Subscription Agreement, the Security Agreement or the Intercreditor Agreement, the provisions of this Note shall govern.
          7.4 Severable. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of all other terms and provisions hereof shall in no way be affected thereby.
          7.5 Amendment. Subject to Section 5.5, this Note may not be changed, modified or amended except by an agreement in writing signed by the Company and the Requisite Holders. Any amendment of this Note shall apply consistently and uniformly to all outstanding Bridge Notes and the Qubit Note.

          7.6 Governing Law. This Note shall be deemed to be a contract made under, and to be construed in accordance with, the laws of the State of New York, without giving effect to conflicts of law.
          7.7 Jurisdiction of Disputes; Waiver of Jury Trial. In the event of any claim under this Note with respect to any matters described or contemplated herein, the Holder and the Company agree (i) that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waive any objection which a party may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Holder and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address set forth herein shall be deemed in every respect effective service of process upon it, in any such suit, action or proceeding. THE HOLDER AND THE COMPANY EACH WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING IN CONNECTION WITH THIS NOTE, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.
          7.8 Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by its President, attested by its Secretary, and dated the day and year first above written.

THE IMMUNE RESPONSE CORPORATION

By:

Joseph F. O’Neill, CEO & President
ATTEST:

By:

Michael K. Green, Secretary

ATTACHMENT I
NOTICE OF CONVERSION
OF
8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE
TO:      THE IMMUNE RESPONSE CORPORATION
     Pursuant to the 8% Senior Secured Convertible Promissory Note (the “Note”), attached hereto, dated                      ___, 2006, issued by The Immune Response Corporation, a Delaware corporation (the “Company”), to the undersigned (the “Holder”), the Holder hereby:
     1) Irrevocably elects to convert the principal and accrued interest under the Note into Conversion Shares, as defined in the Note, in the amount of                      Dollars ($                    )(in the event no amount is specified, the entire principal and accrued interest outstanding under the Note shall be converted);
     2) Requests that a certificate for the Conversion Shares be issued in the name of undersigned, or, in the name and address of another person (the “Assignee”) are specified below provided, that, if the Conversion Shares are not covered by a registration statement effective under the Securities Act of 1933, the Assignee shall deliver a representation letter in form satisfactory to the Company:

(Name, address and tax identification number of person
other than undersigned in whose name Conversion Shares
are to be registered).
     3) Requests that, if the entire principal and accrued interest outstanding is not hereby converted into Conversion Shares, a new Note of like tenor for the remaining outstanding balance be issued and delivered to the undersigned at the address stated below.

Dated:

Signature

(This signature must conform in all respects to the name of the Holder as specified on the face of the Note.)

Tax Identification Number	Printed Name

Address: